Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to Be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	456(b) and 457(r)	-	-	$1,000,000,000	0.00015310	$153,100.00

Fees Previously Paid	-	-	-	-	-	-	-	-

Carry Forward Securities

Carry Forward Securities	-	-	-	-		-	-

	Total Offering Amounts					$1,100,000,000		$153,100.00

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$153,100.00

(1)	In accordance with Rule 457(r) under the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fee for the Registration Statement on Form S-3ASR, which became automatically effective on July 30, 2025.